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                                                                    EXHIBIT 22.1

                          SUBSIDIARIES OF REGISTRANT
                          --------------------------


                                                 PERCENTAGE
                                                 OF VOTING     STATE OR
                                                 SECURITIES    JURISDICTION OF
CORPORATION                       OWNED BY       OWNED         INCORPORATION
-----------                       --------       ----------    ---------------

Butler Service Group, Inc.        Registrant     100           New Jersey
AAC Corp.                         Registrant     100           Delaware
Sylvan Insurance Co. Ltd.         Registrant     100           Bermuda
Butler Airport Services, Corp.    Registrant     100           Maryland
Butler of New Jersey Realty
   Corp.                          Registrant     100           New Jersey



                BUTLER SERVICE GROUP, INC. ("BSG") SUBSIDIARIES
                -----------------------------------------------

Butler Service Group-Canada
 Inc.                             BSG            100           Canada (Federal)
Butler Service Group-UK, Ltd.     BSG            100           United Kingdom
Butler Airport Services, Ltd.     BSG            100           United Kingdom
Butler Services International
 Inc.                             BSG            100           Delaware
Butler Telecom, Inc.              BSG            100           Delaware
Butler Management Resources,
 Inc.                             BSG            100           New Jersey
Butler Service Inc.               BSG            100           Delaware
Butler Technology Solutions,
  Inc.                            BSG            100           Oklahoma
Butler Utility Services, Inc.     BSG            100           Delaware
Butler de Mexico, S.A. de C.V.    BSG            100           Mexico
Telecommunicaciones Butler, S.A.  BSG            100           Venezuela
Butler Airport Services, Inc.     BSG            100           Cayman Islands